UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2026

ACRES Commercial Realty Corp.

(Exact name of Registrant as Specified in Its Charter)

Maryland	1-32733	20-2287134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 RXR Plaza
Uniondale, New York		11556
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 516 535-0015

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ACR	New York Stock Exchange
8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock	ACRPrC	New York Stock Exchange
7.875% Series D Cumulative Redeemable Preferred Stock	ACRPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 10, 2026, ACRES Commercial Realty Corp., a Maryland corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (each an “Investor” and collectively the “Investors”), pursuant to which the Company issued and sold, in a registered direct offering by the Company directly to the Investors (the “Offering”), an aggregate of 2,220,000 shares (the “Shares”) of the Company’s 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”). Each Share of Series C Preferred Stock was sold at an offering price of $23.75 and the Offering closed and the issuance of the Shares settled on August 12, 2026. The aggregate gross proceeds to the Company from the Offering were approximately $52,750,000, before deducting the Placement Agent’s (defined below) fees and related offering expenses. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-278433), which was filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2024 and declared effective by the Commission on May 1, 2024, and a prospectus supplement, dated August 10, 2026.

In connection with the Offering, the Company entered into a placement agency agreement, dated August 10, 2026 (the “Placement Agreement”), with Seaport Global Securities LLC, as placement agent (“Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent certain placement agent’s fees and reimburse related Offering expenses. The Placement Agreement contains customary representations and warranties and agreements of the Company and the Placement Agent and customary indemnification rights and obligations of the parties.

The foregoing description of the Purchase Agreement and the Placement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Purchase Agreement and Placement Agreement, copies of which are filed as Exhibit 1.1 and Exhibit 1.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

The opinion of Womble Bond Dickinson LLP relating to the validity of the shares of Series C Preferred Stock sold in the Offering is filed herewith as Exhibit 5.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1*	Form of Securities Purchase Agreement, dated August 10, 2026, by and among the Company and the Investors party thereto.
1.2*	Placement Agency Agreement, dated August 10, 2026, by and among the Company and Seaport Global Securities LLC.
5.1	Opinion of Womble Bond Dickinson LLP.
23.1	Consent of Womble Bond Dickinson LLP (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACRES COMMERCIAL REALTY CORP.

Date:	August 12, 2026	By:	/s/ Jaclyn Jesberger
Jaclyn Jesberger Senior Vice President, Chief Legal Officer and Secretary